FIRST AMENDMENT TO LOAN AGREEMENT
THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of the 16th day of January, 2013 (this “Agreement”), is entered into among The Laclede Group, Inc., a Missouri corporation (the “Borrower”), each bank party hereto and Wells Fargo Bank, National Association, as administrative agent for the Banks (the “Administrative Agent”).
RECITALS
A.    The Borrower, the banks party thereto and the Administrative Agent are parties to that certain Loan Agreement dated as of July 18, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement as they may be amended pursuant to this Agreement.
B    The Company intends to acquire, directly or through subsidiaries or affiliates, from Southern Union Company (the “Seller”), a Delaware corporation and an affiliate of Energy Transfer Equity, L. P. and Energy Transfer Partners, L. P.: (i) Missouri Gas Energy, a division of the Seller (“MGE”; the acquisition of which is hereinafter referred to as the “MGE Acquisition”) and (ii) New England Gas Company, a division of the Seller (“NEG”). MGE and NEG are hereinafter referred to each as an “Acquired Business” and collectively as the “Acquired Businesses”. The acquisition of each Acquired Business will be effected pursuant to separate Purchase and Sale Agreements, each dated as of December 14, 2012, between the Borrower, as guarantor, the Seller and the respective acquisition subsidiaries of the Borrower, which Purchase and Sale Agreement for MGE was assigned to and assumed by Laclede Gas Company pursuant to an Assignment and Assumption Agreement, dated as of January 11, 2013, between Laclede Gas Company and the applicable acquisition subsidiary.
C.    The Borrower, the Administrative Agent, and the Required Banks have agreed to make certain amendments to the Loan Agreement on the terms and conditions set forth herein.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO LOAN AGREEMENT

1.1Amendments to Section 1.01 Consisting of New Definitions. The following definitions are hereby added to Section 1.01 of the Loan Agreement in appropriate alphabetical order:

“First Amendment shall mean the First Amendment to Loan Agreement, dated as of January 16, 2013, among the Borrower, the Banks party thereto, and the Administrative Agent.”

“First Amendment Effective Date has the meaning given to such term in Article II of the First Amendment.”
“MGE has the meaning given to such term in the First Amendment, and shall include any Subsidiary of Borrower that, at any time on or after the Acquisition Date (as defined in Section 6.02 hereof), owns all or substantially all of the assets acquired in the MGE Acquisition.”
“MGE Acquisition has the meaning given to such term in the First Amendment.”
1.2Amendments to Section 1.01 Consisting of Modifications to Existing Definition.

(a)	The definition of “Permitted Liens” in Section 1.01 of the Loan Agreement is hereby amended by deleting clause (u) in its entirety and substituting therefor a new clause (u) as follows: :

“(u)    Liens not otherwise permitted hereunder securing Debt or other obligations in the aggregate principal amount not to exceed 15% of Consolidated Net Worth at any time outstanding, less any amount outstanding under the Permitted Securitization;”

(b)
The definition of “Applicable Rate” in Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Debt Rating” contained therein in its entirety and substituting therefor the following:

“'Debt Rating' means, with respect to Borrower as of any date of determination, the rating as determined by either S&P, Fitch or Moody's of Borrower's senior unsecured non-credit enhanced long-term indebtedness; provided, that if Borrower does not have a Debt Rating available, then the applicable Pricing Level will be determined by reference to the issuer credit rating assigned to Borrower by S&P, the issuer rating assigned to Borrower by Moody's and the issuer default rating assigned to Borrower by Fitch (which rating shall be deemed the Debt Rating for the succeeding sentences of this paragraph). If at any time (i) there is a split among Debt Ratings by S&P, Fitch and Moody's such that all three Debt Ratings fall in different Pricing Levels, the applicable Pricing Level shall be determined by the Debt Rating that is neither the highest nor the lowest of the three Debt Ratings; (ii) there is a split among Debt Ratings by S&P, Fitch and Moody's such that two of such Debt Ratings are in one Pricing Level (the “Majority Level”) and the third rating is in a different Pricing Level, the applicable Pricing Level shall be at the Majority Level; and (iii) the applicable pricing level in the Laclede Gas Loan Agreement is lower than the applicable Pricing Level in this Agreement (Pricing Level I being the highest Pricing Level), the applicable Pricing Level in this Agreement shall be determined by reference to the applicable pricing level in the Laclede Gas Loan Agreement. In the event that Borrower shall maintain Debt Ratings from only two of S&P, Moody's and Fitch and Borrower is split-rated and the Debt Ratings differential is one level, the higher Debt Rating will apply and if the Ratings differential is two levels or more, the level one level lower than the higher Debt Rating will apply. If at any time Borrower does not have a Debt Rating from at least one of S&P or Moody's, the applicable Pricing Level shall be set at Pricing Level V.”
1.3Amendment to Section 2.15. Section 2.15 of the Loan Agreement is hereby amended by inserting the words “or liquidity” after the first appearance of the word “capital”.

1.4Amendment to Section 6.01. Section 6.01 of the Loan Agreement is hereby amended by deleting clause (i) in its entirety and substituting therefor the following:

“(i)    Subsidiaries. If Borrower creates, forms or acquires any Subsidiary which owns more than 10% of the consolidated assets of Borrower and its Subsidiaries on or after the date of this Agreement, Borrower will, contemporaneously with the creation, formation or acquisition of such Subsidiary, cause such Subsidiary to execute a guaranty agreement with respect to Borrower's Obligations in a form reasonably acceptable to the Administrative Agent, provided that no such Subsidiary shall be required to execute a guaranty agreement so long as prohibited to do so by any regulatory authority having jurisdiction over it.”
1.5Amendment to Section 6.02. Section 6.02 of the Loan Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

“6.02    Maximum Consolidated Capitalization Ratio. (a) Prior to the date the MGE Acquisition is consummated (such date, the “Acquisition Date”), Borrower will at all times have a Consolidated Capitalization Ratio of not more than seventy percent (70%), and (b) on the Acquisition Date and thereafter, will at all times during each period set forth below have a Consolidated Capitalization Ratio of not more than the ratio set forth below opposite such period:

Period	Maximum Consolidated Capitalization Ratio
From Acquisition Date through September 30, 2014	72.5%
Thereafter	70%

ARTICLE II

CONDITIONS OF EFFECTIVENESS

2.1    The amendments set forth in Article I hereof shall become effective as of the date (such date being referred to as the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)The Administrative Agent (or its counsel) shall have received from the Borrower and the Required Banks either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic image scan transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)The Borrower shall have paid all fees and reasonable documented out-of-pocket expenses of the Arrangers, the Administrative Agent and the Banks required under the Loan Agreement and any other Transaction Document to be paid on or prior to the First Amendment Effective Date (including reasonable fees and expenses of counsel) in connection with this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Banks that (i) each of the representations and warranties contained in the Loan Agreement and the other Transaction Documents are true and correct in all material respects on and as of the First Amendment Effective Date, both immediately before and after giving effect to this Agreement (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date, and except that the representations and warranties contained in (x) Section 5.08 of the Loan Agreement shall be deemed to refer to September 30, 2012 rather than September 30, 2010 and (y) Section 5.09 of the Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) thereof), (ii) this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and after giving effect to this Agreement.

ARTICLE IV

ACKNOWLEDGMENT AND CONFIRMATION OF THE BORROWER

The Borrower hereby confirms and agrees that after giving effect to this Agreement, the Loan Agreement and the other Transaction Documents remain in full force and effect and enforceable against it in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendments contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the obligations of the Borrower evidenced by or arising under the Loan Agreement and the other Transaction Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. The Borrower represents and warrants to the Banks that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Transaction Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Transaction Documents or any transaction related to the Transaction Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Agreement. This acknowledgment and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Banks to enter into this Agreement. The Borrower acknowledges that the Administrative Agent and the Banks would not enter into this Agreement in the absence of the acknowledgment and confirmation contained herein.
ARTICLE V
MISCELLANEOUS

5.1    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

5.2    Full Force and Effect. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Loan Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Loan Agreement after amendment by this Agreement. Any reference to the Loan Agreement or any of the other Transaction Documents herein or in any such documents shall refer to the Loan Agreement and Transaction Documents as amended hereby. This Agreement is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Loan Agreement except as expressly set forth herein. This Agreement shall constitute a Transaction Document under the terms of the Loan Agreement.

5.3    Expenses. The Borrower agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Agreement.

5.4    Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

5.5    Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.6    Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. The provisions of Section 1.03 of the Loan Agreement are hereby incorporated by reference as if fully set forth herein.

5.7    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by electronic mail in a .pdf or similar file shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE LACLEDE GROUP, INC., as Borrower

By:	/s/ Mark D. Waltermire
Name:	Mark D. Waltermire
Title:	Executive Vice President, Chief Financial
Officer

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Bank, the Issuing Bank, the
Swingline Bank and Administrative Agent

By:	/s/ Allison Newman
Name:	Allison Newman
Title:	Director

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

U.S. Bank National Association,

By:	/s/ John M. Eyerman
Name:	John M. Eyerman
Title:	Vice President

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

JPMORGAN CHASE BANK, N.A.

By:	/s/ Helen D. Davis
Name:	Helen D. Davis
Title:	Vice President

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

FIFTH THIRD BANK

By:	/s/ Robert M. Sander
Name:	Robert M. Sander
Title:	Vice President

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

Commerce Bank

By:	/s/ Chris M. Steuterman
Name:	Chris M. Steuterman
Title:	Vice President

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

UMB BANK, N.A.

By:	/s/ Thomas J. Zeigler
Name:	Thomas J. Zeigler
Title:	Vice President

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)